For Period ended 06/30/02                                       Series 3, 5, & 6
File Number 811-8672

Sub-Item 77Q1(b):  Exhibits
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The text of the proposal described in the answer to sub-item 77D shall hereby be incorporated by reference. Please refer to the attached sub-item 77D for a copy of the text.